Exhibit 10.33

The Spanish Group LLC
1 Park Plaza, Suite 600
Irvine, CA 92614
United States of America
https://www.thespanishgroup.org

Certified Translation

Furnished on the **12th** day of **July, 2023**

I, Alexander Largaespada (), hereby certify that I translated the attached document from Spanish into English or English into Spanish and that this translation is an accurate and faithful translation of the original document. Furthermore, I certify that I am proficient in translating both Spanish and English and that I hold the capacity to render and certify the validity of such a translation. This document has not been translated for a family member, friend, or business associate.

I, Salvador G. Ordorica, as a Quality Assurance Agent of The Spanish Group LLC, hereby attest that the aforementioned translator is a proficient Spanish-English translator. Accordingly, as an authorized representative of The Spanish Group, I certify that this document has been proofread and that the attached document is a faithful and authentic translation of its original.

Respectfully,

CERTIFIED The Spanish Group TRANSLATION

Salvador G. Ordorica
The Spanish Group LLC
(ATA #267262)

The Spanish Group LLC verifies the credentials and/or competency of its translators and the present certification, as well as any attached pages, serves to affirm that the document(s) enumerated above has/have been translated as accurately as possible from its/their original(s). The Spanish Group LLC does not attest that the original document(s) is/are accurate, legitimate, or has/have not been falsified. Through having accepted the terms and conditions set forth in order to contract The Spanish Group LLC's services, and/or through presenting this certificate, the client releases, waives, discharges and relinquishes the right to present any legal claim(s) against The Spanish Group LLC. Consequently, The Spanish Group LLC cannot be held liable for any loss or damage suffered by the Client(s) or any other party either during, after, or arising from the use of The Spanish Group LLC's services.

Trademark Registration No. 2141431 “SWOL” Authorized User: 194

MEXICAN INSTITUTE OF INDUSTRIAL PROPERTY DIVISIONAL DIRECTORATE OF TRADEMARKS DIVISIONAL DEPUTY DIRECTORATE OF LEGAL, REGISTRY	Mexican Institute of the Industrial Property DENOMINATION OF RO
AND GEOGRAPHICAL INDICATIONS SERVICES	File:	0046165
DEPARTMENTAL COORDINATION OF	Folio:	0235781
CONSERVATION OF RIGHTS	DATE: 07/12/2023	TIME: 16.03
	DENOMINATION
	909: NO_IDENTIFIC
		Key [Illegible]

	[Illegible] [Barcode]

JUAN LUIS SERRANO LEETS, attorney at law, on behalf of LQR HOUSE INC., capacity that I have duly accredited in the present file and that I exhibit by means of a power of attorney, indicating as domicile for service of process the one located at las Palmas Avenue No. Ext. 525 No. Int. 6th Floor, Lomas de Chapultepec II, Miguel Hidalgo, Zip Code 11000, in this Mexico City, and authorizing to hear and receive them the following attorneys-at-law Abel Francisco Mejia Cosenza, Alfonso Lopez Lajud, Alfredo Kupfer Dominguez, Daniel Maldonado Alcantara, Diego Gomez-Haro Katznelson, Eduardo Sotelo Cauduro, Ernesto Silvas Medina, Guillermo Villasenor Tadeo, Jose Alberto Campos Vargas, Jose Antonio Postigo Uribe, Luis Antonio Gonzalez Flores, Mariana Eguiarte Morett, Rafael Villamar Ramos, Ricardo Claudio Leon Santacruz, Mariajose Ayala Garcia and Francisco Javier Villanueva Rodriguez De La Vega, as well as Daniela Elizabeth Ledesma Scott, acting individually, before you, with due respect I appear and state: